Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Equity Incentive Plan of Cepheid of our reports dated February 24, 2010, with respect to the consolidated financial statements and schedule of Cepheid included in its Annual Report (Form 10-K) for the year ended December 31, 2009 and the effectiveness of internal control over financial reporting of Cepheid, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

May 18, 2010